Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2021, with respect to the consolidated financial statements of UP Fintech Holding Limited and its subsidiaries incorporated herein by reference.

/s/ KPMG Huazhen LLP

KPMG Huazhen LLP

Beijing, China

September 1, 2021